EXHIBIT 99.1

Capstone Turbine Reports Third Quarter Fiscal 2020 Financial Results

Positive Adjusted EBITDA Plan Drives Higher Gross Margin %

High Margin Aftermarket Service Business Grew 20% Year-Over-Year

Financial Results Webcast to be Held Today, February 6, 2020

at 1:45 PM PT; 4:45 PM ET

VAN NUYS, CA / ACCESSWIRE / February 6, 2020 / Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST), the world’s leading clean technology manufacturer of microturbine energy systems reports financial results for its fiscal third quarter ended December 31, 2019.

Financial Highlights of Fiscal 2020 Third Quarter:

•	Total gross margin increased $0.4 million, or 18%, to $2.6 million compared to $2.2 million in the year-ago quarter despite lower product shipments.

•	Gross margin percentage expanded by 25% to 15% from 12% in the year-ago quarter but was flat on a sequential basis despite lower revenues.

•	Accessories, parts, service, rental, and Distributor Support System (DSS) revenues were $9.5 million, up 20% from $7.9 million in the year-ago quarter.

•	Rental fleet revenue grew 13% sequentially, and Capstone’s high margin rental fleet currently stands at 7 megawatts (MW) rented approaching the planned 10 MW.

•	Book-to-bill ratio was 1.2:1 for the third quarter of fiscal 2020 compared to 1.0:1 in the second quarter of fiscal 2020 and 1.3:1 in the year-ago quarter.

•	Capstone received $1.9 million from the DSS program in the calendar year of 2019.

•	Total revenue for the third quarter of fiscal 2020 was $17.4 million compared to $18.0 million in the year-ago quarter.

"Capstone’s service, DSS, and rental programs continue to grow according to plan and are the driving forces behind our three point margin expansion year-over-year despite lower than expected product shipments," said Darren Jamison, President and Chief Executive Officer of Capstone.

“Even on a slightly lower revenue base, our margin expansion illustrates the importance of the high margin aftermarket business we are building and why we remain optimistic and committed to achieving our goal of reaching positive Adjusted EBITDA in the June 2020 quarter,” added Mr. Jamison.

Updates on the Strategic Business Initiatives and Positive Adjusted EBITDA Plan

Capstone had previously announced its near-term goal of reaching positive Adjusted EBITDA by focusing on improving the business in areas that it has direct control over and that are not directly impacted by external factors including, but not limited to, macroeconomic conditions, project delays, geopolitical events, exchange rates, crude oil prices, and trade wars. During the first quarter's earnings conference call, Capstone outlined a gross margin growth strategy with the goal to produce an estimated $5.5 million or a 23.5% gross margin in the quarter ending June 30, 2020.

In October 2019, the company announced that it expected to lower its quarterly operating expenses from an average of $6.8 million over the previous two quarters to a range of $5.2 million to $5.7 million, which would potentially generate a positive Adjusted EBITDA result during the first quarter of fiscal 2021, ending on June 30, 2020.

In January 2020, the company also announced that it had divided its sales and marketing team into two separate organizations to lower cost and improve overall effectiveness. One part of the organization will remain focused on developing and managing the existing worldwide distribution channel, while the second is responsible for expanding Capstone’s national account business and long-term rental fleet.

Additionally, in January 2020, the company announced the completion of several significant upgrades to its International Remanufacturing Facility (IRF), located in the United Kingdom. The IRF upgrades were designed to improve future aftermarket margins and contribute to the company’s plan to reach positive Adjusted EBITDA as the average Capstone factory-certified remanufactured part is typically 40% of the cost of a new Capstone OEM replacement part.

Finally, the company continues to focus on licensing opportunities, new product partnerships, and the successful integration of new fuels such as hydrogen and methanol. This is in addition to expanding its traditional renewable project opportunities including a solar-powered microturbine for 247Solar, and B+K in Germany, where the company uses wood waste to generate super-heated air to power the microturbine. As part of the company’s overall focus on reducing carbon emissions, it remains focused on Environmental, Social, and Governance (ESG) principals in order to meet its critical sustainability and societal impact goals.

“We are continuing to execute on our strategic initiatives designed to reduce quarterly cash burn, improve gross margins, lower direct material costs, and lower operating expenses.

Importantly, we have built this plan to succeed with conservative revenue assumptions despite our belief that we are in the early stages of a long-term growth cycle being driven by distributed energy generation (DEG) and energy as a service,” concluded Darren Jamison, President and Chief Executive Officer of Capstone.

Financial Results for Fiscal 2020 Third Quarter

Total revenue for the quarter decreased $0.6 million to $17.4 million, compared with total revenue of $18.0 million in the year-ago quarter. The decrease in revenue was the result of lower MWs shipped due to weakness in the United States natural resources market vertical.

On a year-over-year basis, accessories, parts and service revenue grew $1.6 million, or 20%, to $9.5 million compared to $7.9 million. The increase is primarily due to the factory long-term rental program and the growing aftermarket service business.

Gross margin grew in the third quarter compared to the same period last year, primarily due to lower warranty expenses, revenue from the factory long-term rental program, and improving service margins. Gross margin increased $0.4 million from $2.2 million in the year-ago quarter, to $2.6 million, representing an 18% increase. Gross margin as a percentage of revenue expanded to 15% from 12% in the year-ago quarter.

Operating expenses in the third quarter of fiscal 2020 were $6.3 million, a decrease of $0.1 million, from $6.4 million from the previous quarter.

Adjusted EBITDA loss was $2.7 million for the third quarter of fiscal 2020, compared to an Adjusted EBITDA loss of $2.3 million in the year-ago quarter, which benefitted from $0.4 million in bad debt recovery versus no recovery in the current quarter. Net loss per share was $0.59 compared to $0.50 in the year-ago quarter.

Cash and cash equivalents were $16.7 million as of December 31, 2019, compared to $20.9 million as of September 30, 2019.

Conference Call and Webcast

Capstone will host a live webcast on February 6, 2020, at 1:45 PM Pacific Time (4:45 PM Eastern Time) to provide the results of the third quarter fiscal 2020 ended December 31, 2019. Capstone will discuss its financial results and will provide an update on its business activities. At the end of the conference call, Capstone will host a question-and-answer session to provide an opportunity for financial analysts to ask questions. Investors and interested individuals are invited to listen to the webcast by logging on to Capstone’s investor relation’s webpage at www.capstoneturbine.com. A replay of the webcast will be available on the website for 30 days.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST) is the world’s leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup, providing scalable systems focusing on 30 kWs to 10 MWs that operate on a variety of gaseous or liquid fuels and are the ideal solution for today's distributed power generation needs. To date, Capstone has shipped over 9,000 units to 73 countries, and in fiscal 2019 saved customers an estimated $253 million in annual energy costs and 350,000 tons of carbon.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter,  LinkedIn,  Instagram, and YouTube.

Safe Harbor Statement

This press release contains “forward-looking statements,” as that term is used in the federal securities laws. Forward-looking statements may be identified by words such as “expects,” “believes,” “anticipates,” “objective,” “intend,” “targeted,” “plan,” and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone’s filings with the Securities and Exchange Commission that may cause Capstone’s actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial Tables to Follow

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	December 31,	March 31,
	2019	2019
Assets
Current Assets:
Cash and cash equivalents	$16,730	$29,727
Accounts receivable, net of allowances of $267 at December 31, 2019 and $5,298 at March 31, 2019	19,821	16,222
Inventories, net	20,855	20,343
Prepaid expenses and other current assets	3,904	3,818
Total current assets	61,310	70,110
Property, plant, equipment and rental assets, net	7,744	5,291
Non-current portion of inventories	1,229	1,403
Intangible assets, net	19	187
Other assets	8,363	2,972
Total assets	$78,665	$79,963
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$19,351	$16,638
Accrued salaries and wages	1,403	1,637
Accrued warranty reserve	2,134	2,614
Deferred revenue	4,941	7,167
Current portion of notes payable and lease obligations	471	31
Total current liabilities	28,300	28,087
Deferred revenue - non-current	1,120	1,069
Term note payable, net	27,657	27,099
Long-term portion of notes payable and lease obligations	5,205	212
Other long-term liabilities	—	342
Total liabilities	62,282	56,809
Commitments and contingencies (Note 15)
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 51,500,000 shares authorized, 8,841,634 shares issued and 8,804,910 shares outstanding at December 31, 2019; 7,216,910 shares issued and 7,190,671 shares outstanding at March 31, 2019	9	7
Additional paid-in capital	912,097	903,803
Accumulated deficit	(893,907)	(878,884)
Treasury stock, at cost; 36,724 shares at December 31, 2019 and 26,239 shares at March 31, 2019	(1,816)	(1,772)
Total stockholders’ equity	16,383	23,154
Total liabilities and stockholders' equity	$78,665	$79,963

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Product, accessories and parts	$12,010	$13,310	$42,070	$49,022
Service	5,373	4,720	15,296	12,371
Total revenue	17,383	18,030	57,366	61,393
Cost of goods sold:
Product, accessories and parts	10,815	12,534	36,506	45,109
Service	3,940	3,256	12,286	10,185
Total cost of goods sold	14,755	15,790	48,792	55,294
Gross margin	2,628	2,240	8,574	6,099
Operating expenses:
Research and development	972	891	2,811	2,713
Selling, general and administrative	5,280	4,574	17,015	15,535
Total operating expenses	6,252	5,465	19,826	18,248
Loss from operations	(3,624)	(3,225)	(11,252)	(12,149)
Other income (expense)	6	(23)	165	(44)
Interest expense	(1,289)	(202)	(3,853)	(506)
Loss before provision for income taxes	(4,907)	(3,450)	(14,940)	(12,699)
Provision for income taxes	—	—	8	5
Net loss	$(4,907)	$(3,450)	$(14,948)	$(12,704)
Less: Deemed dividend on purchase warrant for common shares	—	—	75	—
Net loss attributable to common stockholders	$(4,907)	$(3,450)	$(15,023)	$(12,704)

Net loss per common share attributable to common stockholders—basic and diluted	$(0.59)	$(0.50)	$(1.94)	$(1.94)
Weighted average shares used to calculate basic and diluted net loss per common share attributable to common stockholders	8,367	6,955	7,730	6,547

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(In thousands)

8
	Three months ended		Nine months ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	December 31,		December 31,
	2019	2018	2019	2018
Net loss, as reported	$(4,907)	$(3,450)	$(14,948)	$(12,704)
Interest expense	1,289	202	3,853	506
Provision for income taxes	-	-	8	5
Depreciation and amortization	408	388	1,223	957
EBITDA	$(3,210)	$(2,860)	$(9,864)	$(11,236)

Stock-based compensation	303	292	669	743
Restructuring charges	257	300	927	1,072
Adjusted EBITDA	$(2,650)	$(2,268)	$(8,268)	$(9,421)

To supplement the company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used EBITDA and Adjusted EBITDA, non-GAAP measures. These non-GAAP measures are among the indicators management uses as a basis for evaluating the company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the company’s economic performance year-over-year. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

EBITDA is defined as net income before interest, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, restructuring charges, and the change in warrant valuation. Restructuring charges include facility consolidation costs and costs related to the company’s cost reduction initiatives.

EBITDA and Adjusted EBITDA are not measures of the company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. Management compensates for these limitations by relying primarily on the company’s GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CONTACT:Capstone Turbine Corporation

Investor and investment media inquiries:

818-407-3628

ir@capstoneturbine.com

Integra Investor Relations

Shawn M. Severson

415-226-7747

cpst@integra-ir.com